EXHIBIT 99.1

INSMED INCORPORATED REPORTS FINANCIAL RESULTS FOR

SECOND QUARTER AND FIRST HALF OF 2004

RICHMOND, VA – (July 28, 2004) – Insmed Incorporated (Nasdaq/NMS: INSM), a developer of pharmaceutical products for the treatment of metabolic and endocrine diseases with unmet medical needs, today announced results for the three and six months ended June 30, 2004.

$000’s (except EPS)	Q2 2004	Q2 2003	1st Half 2004	1st Half 2003
Revenues	29	34	90	96
Net loss	(9,011)	(3,240)	(13,770)	(5,449)
Net cash used in operations	10,868	5,329	15,487	5,298
Loss per share	(0.23)	(0.10)	(0.36)	(0.16)

Discussion of Revenue and Expense Items

Revenues for the three months ending June 30, 2004 were $29,000, as compared to $34,000 for the equivalent period of 2003 and $61,000 for the first quarter of 2004. The net loss for the three months ending June 30, 2004 was $9.0 million, or $0.23 per share, compared with a net loss of $3.2 million or $0.10 per share in the corresponding period of 2003, and a net loss of $4.8 million or $0.12 per share in the first quarter of 2004.

Revenues for the six months ending June 30, 2004 were $90,000, as compared to $96,000 for the equivalent period of 2003. The net loss for the six months ending June 30, 2004 was $13.8 million, or $0.36 per share, compared with a net loss of $5.4 million or $0.16 per share in the corresponding period of 2003.

The increase in the net loss from prior periods is due primarily to the scale-up and development costs incurred to support the manufacture of our lead product, rhIGF-I/rhIGFBP-3 and the operation of our protein manufacturing facility in Boulder Colorado, which we acquired from

Baxter Pharmaceuticals in April 2004. General and administrative expenditures were also higher due to increased external services support and additional personnel costs. Interest income declined as a result of reduced interest rates and a lower cash balance. The increase from prior periods in the net cash used in operations was chiefly the result of the higher net losses and a one time $3.6 million cash restriction required as part of the Boulder manufacturing facility acquisition.

Conference Call

The Company will host a conference call on July 28, 2004 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). Company management will conduct the call and will review the financial and operating results for the second quarter and the Company’s current activities and expectations for the future. To participate in the conference call, dial 800-915-4836 (domestic) or 973-317-5319 (international). The call will be webcast live through Insmeds corporate website: www.insmed.com. A telephonic replay of the call will be available for one week at 800-428-6051 (domestic) or 973-709-2089 (international) Passcode: 363233. A web replay of the call will be available through the corporate website beginning at 1:00 p.m.

About Insmed Incorporated

Insmed Incorporated is a biopharmaceutical company focused on the discovery and development of drug candidates for the treatment of metabolic diseases and endocrine disorders with unmet medical needs. For further information about Insmed and the rhIGF-I/rhIGFBP-3 complex, please visit the company’s corporate website at www.insmed.com.

Statements included within this press release, which are not historical in nature, may constitute forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Although Insmed believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the forward-looking statements are neither promises nor guarantees and various factors may cause its actual results to differ materially from its expectations. Forward-looking statements include all statements regarding expected financial position, results of operations, cash flows, dividends, financing plans, business strategies, operating efficiencies or synergies, budgets, capital and other expenditures, competitive positions, growth opportunities for existing or proposed products or services, plans and objectives of management, demand for new pharmaceutical products, market trends in the pharmaceutical business, inflation and various economic and business trends. Such forward-looking statements are subject to numerous risks and uncertainties, including risks that product candidates may fail in clinical trials or may not be successfully marketed, the company may lack financial resources to complete development of product candidates, the company may be unable to raise additional financing necessary to continue current operations, the company may not be able to re-commission our manufacturing facility in Boulder, Colorado that Insmed leased, and utilize that facility to manufacture the company’s product candidates, competing products may be more successful, demand for new pharmaceutical products may decrease and the biopharmaceutical industry may experience negative market trends. For further information with respect to factors that could cause actual results to differ from expectations, reference is made to reports filed by Insmed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The forward-looking statements made in this release are made only as of the date hereof and Insmed disclaims any intention or responsibility for updating predictions or financial guidance contained in this release.

INSMED INCORPORATED

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2004	December 31, 2003
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$14,055	$29,526
Restricted cash	285	—
Other current assets	1,186	225

Total current assets	15,526	29,751

Long-term assets:
Restricted cash - long-term portion	3,297	—
Property and equipment, net	37	61

Total assets	$18,860	$29,812

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,607	$660
Accrued project costs	1,284	1,747
Payroll liabilities	538	205
Restructuring reserve	334	334

Total current liabilities	5,763	2,946

Long-term liabilities:
Asset retirement obligation	137	—
Restructuring reserve - long-term portion	494	646

Total Liabilities	6,394	3,592

Stockholders’ equity:
Common stock, $.01 par value; authorized shares 500,000,000; issued and outstanding shares 38,403,643 in 2004 and 38,394,994 in 2003	384	384
Additional capital	212,378	212,362
Accumulated deficit	(200,296)	(186,526)

Net stockholders’ equity	12,466	26,220

Total liabilities and stockholders’ equity	$18,860	$29,812

INSMED INCORPORATED

Condensed Consolidated Statements of Operations

(in thousands, except per share data - unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenues	$29	$34	$90	$96

Operating expenses:
Research and development	7,768	2,224	11,623	3,799
General and administrative	1,321	1,123	2,362	1,911

Total operating expenses	9,089	3,347	13,985	5,710

Operating loss	(9,060)	(3,313)	(13,895)	(5,614)

Interest income	49	73	125	165

Net loss	$(9,011)	$(3,240)	$(13,770)	$(5,449)

Basic and diluted net loss per share	$(0.23)	$(0.10)	$(0.36)	$(0.16)

Shares used in computing basic and diluted net loss per share	38,395	33,162	38,395	33,177

Consolidated Statements of Cash Flows

(in thousands - unaudited)

	Six Months Ended June 30,
	2004	2003
Operating activities
Net loss	$(13,770)	$(5,449)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	24	58
Stock issued for services	—	119
Changes in operating assets and liabilities:
Restricted cash	(3,582)	—
Due from Taisho Pharmaceutical Co., Ltd.	—	199
Other assets	(961)	149
Accounts payable	2,947	601
Accrued project costs	(463)	(675)
Payroll liabilities	333	(131)
Restructuring reserve	(152)	(169)
Asset retirement obligation	137	—

Net cash used in operating activities	(15,487)	(5,298)

Investing activities	—	—

Financing activities
Proceeds from issuance of common stock	16	(31)

	16	(31)

Decrease in cash and cash equivalents	(15,471)	(5,329)
Cash and cash equivalents at beginning of period	29,526	27,337

Cash and cash equivalents at end of period	$14,055	$22,008

For more information, contact:

Baxter Phillips, III

Investor Relations

Insmed Incorporated

Phone 804.565.3041

bphillips@insmed.com